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                                                                   EXHIBIT 99(c)

                         ICF KAISER INTERNATIONAL, INC.

                               Offer to Exchange
                         $1,000 in principal amount of

                      12% Senior Notes due 2003, Series B,
                                      for
                       each $1,000 in principal amount of

                outstanding 12% Senior Notes due 2003, Series A,
                   that were issued and sold in a transaction
                 exempt from registration under the Securities
                            Act of 1933, as amended


To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated ______, 1997 (as the same may be amended or supplemented from time to time the "Prospectus") and a form Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by ICF Kaiser International, Inc. (the "Company") to exchange up to $15,000,000 in aggregate principal amount of its 12% Senior Notes due 2003, Series B (the "Exchange Notes"), for up to $15,000,000 aggregate principal amount of its outstanding 12% Senior Notes due 2003, Series A, that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Notes").

We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Old Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

     1.  The Prospectus;

     2. A Letter of Transmittal for your use in connection with the exchange of Old Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Notes);

     3. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

     4.  A Notice of Guaranteed Delivery;

     5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. A return envelope addressed to Bankers Trust Company, the Exchange Agent.
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Your prompt action is requested.  The Exchange Offer will expire at 5:00 p.m.,
New York City time, on _______, _________, 1997, unless extended (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

To tender Old Notes, certificates for Old Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificate for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- How to Tender."

Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Prospectus or at (800) 735-7777.

                                  Very truly yours,



                        ICF KAISER INTERNATIONAL, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.